Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Senior Vice President, Director of Investor Relations 920-491-7059 Media Contact: Andrea Kozek, Vice President, Public Relations Senior Manager 920-491-7518

Associated Banc-Corp Reports Second Quarter 2026 Earnings of $0.63 Per Common Share, or $0.73 Per Common Share Excluding Nonrecurring Items Recognized During the Quarter1

Results fueled by sustained organic growth trends, ongoing integration of American National Corporation.
GREEN BAY, Wis. -- July 23, 2026 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $121 million, or $0.63 per common share, for the quarter ended June 30, 2026. These amounts compare to earnings of $117 million, or $0.70 per common share, for the quarter ended March 31, 2026 and earnings of $108 million, or $0.65 per common share, for the quarter ended June 30, 2025.
The Company's results for the quarter ended June 30, 2026 were impacted by several nonrecurring expenses associated with the acquisition of American National Corporation that closed on April 1, 2026. Excluding the impact of these nonrecurring items, the Company reported adjusted earnings of $140 million, or $0.73 per common share1.
"Organic growth continues to be a primary focus for our company, and midway through 2026, we've maintained our momentum in several important ways," said President & CEO Andy Harmening. "Through June 30th, we've seen double-digit C&I growth, excellent household growth, and strong, improving annual deposit growth--all while maintaining our disciplined approach to expense management and credit. We've also been pleased with the American National partnership, which has largely come in as expected."
"As we look to the back half of 2026 and into 2027, we expect to maintain our growth trajectory through steady execution of organic initiatives and the successful integration of American National Corporation. We look forward to demonstrating our ability to deliver profitable growth sustainably over time."
Second Quarter 2026 Highlights
•Total period end loans of $36.5 billion (+15% vs. 1Q 2026; +19% vs. 2Q 2025)
•Total period end commercial & industrial loans of $13.8 billion (+11% vs. 1Q 2026; +22% vs. 2Q 2025)
•Total period end deposits of $39.9 billion (+12% vs. 1Q 2026; +17% vs. 2Q 2025)
•Total period end core customer deposits1 of $34.2 billion (+12% vs. 1Q 2026; +21% vs. 2Q 2025)
•Net interest income of $370 million (+20% vs. 1Q 2026; +23% vs. 2Q 2025)
•Net interest margin of 3.17%
•Noninterest income of $80 million
•Noninterest expense of $272 million
•Provision for credit losses of $19 million
•Allowance for credit losses on loans / total loans of 1.36%
•Net charge offs / average loans (annualized) of 0.26%
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Second quarter 2026 average total loans of $35.9 billion increased 15%, or $4.6 billion, from the prior quarter and increased 18%, or $5.4 billion, from the same period last year. With respect to second quarter 2026 average balances by loan category:
•Commercial and business lending increased $1.8 billion from the prior quarter and increased $2.7 billion from the same period last year to $14.8 billion.
•Commercial real estate lending increased $1.6 billion from the prior quarter and increased $1.5 billion from the same period last year to $8.9 billion.
•Consumer lending increased $1.2 billion from the prior quarter and increased $1.2 billion from the same period last year to $12.2 billion.
Second quarter 2026 period end total loans of $36.5 billion increased 15%, or $4.7 billion, from the prior quarter and increased 19%, or $5.9 billion, from the same period last year. With respect to second quarter 2026 period end balances by loan category:
•Commercial and business lending increased $1.8 billion from the prior quarter and increased $2.9 billion from the same period last year to $15.3 billion.
•Commercial real estate lending increased $1.7 billion from the prior quarter and increased $1.7 billion from the same period last year to $9.0 billion.
•Consumer lending increased $1.2 billion from the prior quarter and increased $1.2 billion from the same period last year to $12.1 billion.
We now expect 2026 period end loan growth of 18% to 20% as compared to Associated's standalone results for the year ended December 31, 2025.
Deposits
Second quarter 2026 average deposits of $40.4 billion increased 15%, or $5.2 billion, from the prior quarter and increased 18%, or $6.2 billion, from the same period last year. With respect to second quarter 2026 average balances by deposit category:
•Noninterest-bearing demand deposits increased $1.1 billion from the prior quarter and increased $1.4 billion from the same period last year to $7.1 billion.
•Savings increased $514 million from the prior quarter and increased $824 million from the same period last year to $6.0 billion.
•Interest-bearing demand deposits increased $834 million from the prior quarter and increased $1.0 billion from the same period last year to $8.7 billion.
•Money market deposits increased $1.6 billion from the prior quarter and increased $1.7 billion from the same period last year to $7.6 billion.
•Brokered CDs increased $558 million from the prior quarter and decreased $4 million from the same period last year to $4.1 billion.

•Other time deposits increased $711 million from the prior quarter and increased $1.2 billion from the same period last year to $4.9 billion.
•Network transaction deposits decreased $38 million from the prior quarter and increased $36 million from the same period last year to $1.9 billion.
•Core customer deposits1 increased $4.7 billion from the prior quarter and increased $6.1 billion from the same period last year to $34.4 billion.
Second quarter 2026 period end deposits of $39.9 billion increased 12%, or $4.2 billion, from the prior quarter and increased 17%, or $5.8 billion, from the same period last year. With respect to second quarter 2026 period end balances by deposit category:
•Noninterest-bearing demand deposits increased $783 million from the prior quarter and increased $1.1 billion from the same period last year to $6.9 billion.
•Savings increased $511 million from the prior quarter and increased $880 million from the same period last year to $6.2 billion.
•Interest-bearing demand deposits increased $733 million from the prior quarter and increased $1.2 billion from the same period last year to $8.7 billion.
•Money market deposits increased $1.4 billion from the prior quarter and increased $1.7 billion from the same period last year to $7.6 billion.
•Brokered CDs increased $371 million from the prior quarter and decreased $138 million from the same period last year to $3.9 billion.
•Other time deposits increased $298 million from the prior quarter and increased $980 million from the same period last year to $4.8 billion.
•Network transaction deposits increased $77 million from the prior quarter and increased $31 million from the same period last year to $1.8 billion.
•Core customer deposits1 increased $3.8 billion from the prior quarter and increased $5.9 billion from the same period last year to $34.2 billion.
We continue to expect 2026 period end total deposit growth of 17% to 19% and period end core customer deposit growth of 19% to 21% as compared to Associated's standalone results for the year ended December 31, 2025.
Net Interest Income and Net Interest Margin
Second quarter 2026 net interest income of $370 million increased $63 million from the prior quarter and increased $70 million from the same period last year. The net interest margin of 3.17% was a 14 basis point increase from the prior quarter and a 13 basis point increase from the same period last year.
•The average yield on total loans for the second quarter of 2026 increased 14 basis points from the prior quarter and decreased 22 basis points from the same period last year to 5.67%.
•The average cost of total interest-bearing liabilities for the second quarter of 2026 decreased 1 basis point from the prior quarter and decreased 36 basis points from the same period last year to 2.66%.
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

•The net free funds benefit for the second quarter of 2026 increased 2 basis points from the prior quarter and decreased 4 basis points from the same period last year to 0.52%.
We expect 2026 net interest income growth of 19% to 21% as compared to Associated's standalone results for the year ended December 31, 2025.
Noninterest Income
Second quarter 2026 total noninterest income of $80 million increased $5 million from the prior quarter and increased $13 million from the same period last year. With respect to second quarter 2026 noninterest income line items:
•Card-based fees increased $3 million from the prior quarter and increased $3 million from the same period last year.
•Service charges and deposit account fees increased $2 million from the prior quarter and increased $3 million from the same period last year.
•Capital markets, net increased $1 million from the prior quarter and increased $2 million from the same period last year.
•Wealth management fees increased $1 million from the prior quarter and increased $3 million from the same period last year.
•Mortgage banking, net decreased $3 million from the prior quarter and decreased $1 million from the same period last year.
We continue to expect total noninterest income growth of 8% to 10% in 2026 as compared to Associated's standalone results for the year ended December 31, 2025.
Noninterest Expense
Second quarter 2026 total noninterest expense of $272 million increased $53 million from the prior quarter and increased $63 million from the same period last year. Second quarter 2026 total noninterest expense included $24 million of nonrecurring costs associated with the acquisition of American National Corporation, which closed on April 1, 2026. With respect to second quarter 2026 noninterest expense line items:
•Personnel expense increased $26 million from the prior quarter and increased $34 million from the same period last year.
•Legal and professional expense increased $11 million from the prior quarter and increased $11 million from the same period last year.
•Other intangible amortization increased $5 million from the prior quarter and increased $5 million from the same period last year.
•Technology expense increased $3 million from the prior quarter and increased $6 million from the same period last year.
We expect 2026 noninterest expense growth of 20% to 21% as compared to Associated's standalone results for the year ended December 31, 2025. This figure includes nonrecurring costs incurred in connection with the acquisition of American National Corporation.

Taxes
Second quarter 2026 income tax expense was $36 million, compared to $33 million of income tax expense in the prior quarter and $28 million of income tax expense in the same period last year. The effective tax rate for the second quarter of 2026 was 22.37%, compared to 21.75% in the prior quarter and 20.34% in the same period last year.
We continue to expect the annual effective tax rate to be between 19% and 21% in 2026.
Credit
Second quarter 2026 provision for credit losses on loans was $19 million, compared to a provision of $11 million in the prior quarter and a provision of $18 million in the same period last year. With respect to second quarter 2026 credit quality:
•Nonaccrual loans of $150 million increased $39 million from the prior quarter and increased $37 million from the same period last year. The nonaccrual loans to total loans ratio was 0.41% in the second quarter, up from 0.35% in the prior quarter and up from 0.37% in the same period last year.
•Second quarter 2026 net charge offs of $23 million increased compared to net charge offs of $5 million in the prior quarter and increased compared to net charge offs of $13 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $494 million increased $69 million compared to the prior quarter and increased $83 million compared to the same period last year. The ACLL to total loans ratio was 1.36% in the second quarter, up from 1.34% in the prior quarter and up from 1.35% in the same period last year.
In 2026, we continue to expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.
Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.47% at June 30, 2026. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

SECOND QUARTER 2026 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 23, 2026. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp second quarter 2026 earnings call. The second quarter 2026 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $52 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations throughout Wisconsin, Illinois, Iowa, Minnesota, Missouri and Nebraska. The Company also operates loan production offices in Indiana, Kansas, Michigan, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.
NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)	June 30, 2026	March 31, 2026	Sequential Quarter Change	December 31, 2025	September 30, 2025	June 30, 2025	Comparable Quarter Change
Assets
Cash and due from banks	$548,057	$465,318	$82,739	$574,698	$490,431	$521,167	$26,890
Interest-bearing deposits in other financial institutions	1,268,379	920,684	347,695	1,144,123	802,251	738,938	529,441
Federal funds sold and securities purchased under agreements to resell	14,355	175	14,180	1,400	90	—	14,355
Available for sale (AFS) investment securities, net, at fair value	6,366,586	5,514,456	852,130	5,397,563	5,217,278	5,036,508	1,330,078
Held to maturity (HTM) investment securities, net, at amortized cost	3,510,726	3,570,843	(60,117)	3,602,519	3,636,080	3,672,101	(161,375)
Equity securities	29,960	26,109	3,851	26,060	26,000	25,912	4,048
Regulatory stocks, at cost	329,436	290,189	39,247	252,514	251,642	278,356	51,080
Residential loans held for sale	94,490	87,461	7,029	72,499	74,563	96,804	(2,314)
Commercial loans held for sale	15,000	—	15,000	—	—	8,406	6,594
Loans	36,467,040	31,798,164	4,668,876	31,163,614	30,951,964	30,607,605	5,859,435
Allowance for loan losses	(443,729)	(385,756)	(57,973)	(378,068)	(378,341)	(376,515)	(67,214)
Loans, net	36,023,311	31,412,408	4,610,903	30,785,546	30,573,623	30,231,091	5,792,220
Tax credit and other investments	235,536	230,954	4,582	236,657	245,239	247,111	(11,575)
Premises and equipment, net	449,003	376,760	72,243	381,624	384,139	377,372	71,631
Bank and corporate owned life insurance	717,116	694,765	22,351	694,452	693,511	691,470	25,646
Goodwill	1,147,081	1,104,992	42,089	1,104,992	1,104,992	1,104,992	42,089
Other intangible assets, net	116,953	20,647	96,306	22,849	25,052	27,255	89,698
Mortgage servicing rights, net	87,683	87,599	84	86,337	85,063	85,245	2,438
Interest receivable	181,916	161,021	20,895	161,118	168,451	168,627	13,289
Other assets	676,918	629,359	47,559	657,645	677,458	682,373	(5,455)
Total assets	$51,812,506	$45,593,740	$6,218,766	$45,202,596	$44,455,863	$43,993,729	$7,818,777
Liabilities and stockholders' equity
Noninterest-bearing demand deposits	$6,908,338	$6,125,067	$783,271	$6,126,632	$5,906,251	$5,782,487	$1,125,851
Interest-bearing deposits	33,022,917	29,606,698	3,416,219	29,425,976	28,975,602	28,365,079	4,657,838
Total deposits	39,931,255	35,731,765	4,199,490	35,552,608	34,881,853	34,147,565	5,783,690
Federal funds purchased and securities sold under agreements to repurchase	529,276	395,652	133,624	307,864	399,665	75,585	453,691
FHLB advances	4,574,681	3,421,762	1,152,919	3,268,094	3,220,679	3,879,489	695,192
Senior and subordinated debt	591,080	592,629	(1,549)	594,276	594,074	593,530	(2,450)
Allowance for unfunded commitments	50,744	39,276	11,468	41,276	36,276	35,276	15,468
Accrued expenses and other liabilities	497,347	414,784	82,563	463,131	455,019	481,503	15,844
Total liabilities	46,174,383	40,595,868	5,578,515	40,227,249	39,587,565	39,212,948	6,961,435
Stockholders' equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	5,444,011	4,803,760	640,251	4,781,235	4,674,186	4,586,669	857,342
Total stockholders' equity	5,638,123	4,997,872	640,251	4,975,347	4,868,298	4,780,781	857,342
Total liabilities and stockholders' equity	$51,812,506	$45,593,740	$6,218,766	$45,202,596	$44,455,863	$43,993,729	$7,818,777
Numbers may not recalculate due to rounding conventions.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comparable Quarter		Year to Date (YTD)		Comparable YTD
(Dollars and shares in thousands, except per share data)	2Q26	2Q25	Dollar Change	Percentage Change	June 2026	June 2025	Dollar Change	Percentage Change
Interest income
Interest and fees on loans	$506,528	$447,781	$58,747	13%	$933,516	$881,080	$52,436	6%
Interest and dividends on investment securities
Taxable	88,347	71,174	17,173	24%	164,023	140,962	23,061	16%
Tax-exempt	13,725	13,902	(177)	(1)%	27,463	27,858	(395)	(1)%
Other interest	14,694	12,679	2,015	16%	26,335	21,921	4,414	20%
Total interest income	623,294	545,536	77,758	14%	1,151,337	1,071,821	79,516	7%
Interest expense
Interest on deposits	203,765	197,656	6,109	3%	379,038	406,796	(27,758)	(7)%
Interest on federal funds purchased and securities sold under agreements to repurchase	4,085	2,004	2,081	104%	7,818	5,626	2,192	39%
Interest on FHLB advances	35,052	34,889	163	—%	66,621	50,979	15,642	31%
Interest on senior and subordinated debt	10,163	10,700	(537)	(5)%	20,326	21,785	(1,459)	(7)%
Interest on other interest-bearing liabilities	190	287	(97)	(34)%	306	695	(389)	(56)%
Total interest expense	253,255	245,536	7,719	3%	474,109	485,881	(11,772)	(2)%
Net interest income	370,039	300,000	70,039	23%	677,228	585,940	91,288	16%
Provision for credit losses	19,388	17,996	1,392	8%	30,389	30,999	(610)	(2)%
Net interest income after provision for credit losses	350,651	282,004	68,647	24%	646,839	554,941	91,898	17%
Noninterest income
Wealth management fees	26,217	23,025	3,192	14%	51,435	45,522	5,913	13%
Service charges and deposit account fees	15,863	13,147	2,716	21%	29,916	25,961	3,955	15%
Card-based fees	14,161	11,200	2,961	26%	25,740	21,642	4,098	19%
Other fee-based revenue	5,758	4,995	763	15%	10,623	10,245	378	4%
Capital markets, net	7,476	5,765	1,711	30%	14,018	10,110	3,908	39%
Mortgage banking, net	2,777	4,213	(1,436)	(34)%	8,888	8,035	853	11%
Loss on mortgage portfolio sale	—	—	—	N/M	—	(6,976)	6,976	(100)%
Bank and corporate owned life insurance	4,615	4,135	480	12%	8,430	9,339	(909)	(10)%
Asset gains (losses), net	789	(1,735)	2,524	N/M	1,629	(2,613)	4,242	N/M
Investment securities gains, net	35	7	28	N/M	6	11	(5)	(45)%
Other	2,707	2,226	481	22%	5,571	4,477	1,094	24%
Total noninterest income	80,398	66,977	13,421	20%	156,256	125,754	30,502	24%
Noninterest expense
Personnel	161,168	126,994	34,174	27%	296,341	250,890	45,451	18%
Technology	32,867	26,508	6,359	24%	62,603	53,646	8,957	17%
Occupancy	14,091	12,644	1,447	11%	27,817	28,025	(208)	(1)%
Business development and advertising	8,548	7,748	800	10%	16,374	14,134	2,240	16%
Equipment	5,423	4,494	929	21%	11,033	9,021	2,012	22%
Legal and professional	17,454	6,674	10,780	162%	24,176	12,757	11,419	90%
Loan and foreclosure costs	1,552	2,705	(1,153)	(43)%	3,259	5,299	(2,040)	(38)%
FDIC assessment	10,595	9,708	887	9%	19,432	20,144	(712)	(4)%
Other intangible amortization	6,894	2,203	4,691	N/M	9,096	4,405	4,691	106%
Other	13,290	9,674	3,616	37%	20,914	21,648	(734)	(3)%
Total noninterest expense	271,882	209,352	62,530	30%	491,045	419,971	71,074	17%
Income before income taxes	159,167	139,629	19,538	14%	312,050	260,724	51,326	20%
Income tax expense	35,603	28,399	7,204	25%	68,850	47,808	21,042	44%
Net income	123,564	111,230	12,334	11%	243,200	212,916	30,284	14%
Preferred stock dividends	2,875	2,875	—	—%	5,750	5,750	—	—%
Net income available to common equity	$120,689	$108,355	$12,334	11%	$237,450	$207,166	$30,284	15%

Pre-tax pre-provision income(a)	178,555	157,625	20,930	13%	342,439	291,723	50,716	17%
Earnings per common share
Basic	$0.64	$0.65	$(0.01)	(2)%	$1.34	$1.25	$0.09	7%
Diluted	$0.63	$0.65	$(0.02)	(3)%	$1.33	$1.24	$0.09	7%
Average common shares outstanding
Basic	188,084	164,936	23,148	14%	176,654	165,081	11,573	7%
Diluted	189,899	166,343	23,556	14%	178,402	166,506	11,896	7%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
Prior periods have been adjusted to conform with current period presentation.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(Dollars and shares in thousands, except per share data)			Sequential Quarter
	2Q26	1Q26	Dollar Change	Percentage Change	4Q25	3Q25	2Q25
Interest income
Interest and fees on loans	$506,528	$426,989	$79,539	19%	$445,687	$455,623	$447,781
Interest and dividends on investment securities
Taxable	88,347	75,676	12,671	17%	73,511	73,727	71,174
Tax-exempt	13,725	13,738	(13)	—%	13,851	13,888	13,902
Other interest	14,694	11,641	3,053	26%	11,294	13,353	12,679
Total interest income	623,294	528,044	95,250	18%	544,343	556,591	545,536
Interest expense
Interest on deposits	203,765	175,273	28,492	16%	194,778	202,344	197,656
Interest on federal funds purchased and securities sold under agreements to repurchase	4,085	3,732	353	9%	2,682	2,107	2,004
Interest on FHLB advances	35,052	31,570	3,482	11%	26,309	35,965	34,889
Interest on senior and subordinated debt	10,163	10,163	—	—%	10,483	10,741	10,700
Interest on other interest-bearing liabilities	190	116	74	64%	110	212	287
Total interest expense	253,255	220,854	32,401	15%	234,362	251,369	245,536
Net interest income	370,039	307,190	62,849	20%	309,981	305,222	300,000
Provision for credit losses	19,388	11,001	8,387	76%	6,998	16,000	17,996
Net interest income after provision for credit losses	350,651	296,189	54,462	18%	302,983	289,223	282,004
Noninterest income
Wealth management fees	26,217	25,219	998	4%	25,742	25,315	23,025
Service charges and deposit account fees	15,863	14,054	1,809	13%	13,827	13,861	13,147
Card-based fees	14,161	11,579	2,582	22%	12,679	12,308	11,200
Other fee-based revenue	5,758	4,862	896	18%	5,557	5,414	4,995
Capital markets, net	7,476	6,543	933	14%	11,175	10,764	5,765
Mortgage banking, net	2,777	6,111	(3,334)	(55)%	2,926	3,541	4,213
Bank and corporate owned life insurance	4,615	3,816	799	21%	3,804	4,051	4,135
Asset gains (losses), net	789	840	(51)	(6)%	838	3,340	(1,735)
Investment securities gains (losses), net	35	(28)	63	N/M	37	1	7
Other	2,707	2,861	(154)	(5)%	2,799	2,670	2,226
Total noninterest income	80,398	75,857	4,541	6%	79,384	81,265	66,977
Noninterest expense
Personnel	161,168	135,172	25,996	19%	135,130	135,703	126,994
Technology	32,867	29,736	3,131	11%	28,641	28,590	26,508
Occupancy	14,091	13,725	366	3%	14,229	12,757	12,644
Business development and advertising	8,548	7,827	721	9%	9,118	8,362	7,748
Equipment	5,423	5,610	(187)	(3)%	6,888	4,368	4,494
Legal and professional	17,454	6,721	10,733	160%	5,945	5,232	6,674
Loan and foreclosure costs	1,552	1,707	(155)	(9)%	1,327	1,638	2,705
FDIC assessment	10,595	8,837	1,758	20%	6,589	9,980	9,708
Other intangible amortization	6,894	2,203	4,691	N/M	2,203	2,203	2,203
Other	13,290	7,625	5,665	74%	9,396	7,369	9,674
Total noninterest expense	271,882	219,163	52,719	24%	219,466	216,202	209,352
Income before income taxes	159,167	152,883	6,284	4%	162,901	154,286	139,629
Income tax expense	35,603	33,248	2,355	7%	25,772	29,554	28,399
Net income	123,564	119,635	3,929	3%	137,129	124,732	111,230
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875
Net income available to common equity	$120,689	$116,760	$3,929	3%	$134,254	$121,857	$108,355

Pre-tax pre-provision income(a)	178,555	163,884	14,671	9%	169,899	170,286	157,625
Earnings per common share
Basic	$0.64	$0.70	$(0.06)	(9)%	$0.81	$0.73	$0.65
Diluted	$0.63	$0.70	$(0.07)	(10)%	$0.80	$0.73	$0.65
Average common shares outstanding
Basic	188,084	165,097	22,987	14%	165,126	165,029	164,936
Diluted	189,899	166,561	23,338	14%	166,746	166,703	166,343
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
Prior periods have been adjusted to conform with current period presentation.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025(a)
(Dollars in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (b)(c)
Commercial and industrial	$13,185,643	$197,248	6.00%	$11,776,702	$172,507	5.94%	$10,981,221	$179,955	6.57%
Commercial real estate—owner occupied	1,577,489	22,000	5.59%	1,190,708	15,968	5.44%	1,114,054	16,014	5.77%
Commercial and business lending	14,763,132	219,248	5.96%	12,967,410	188,475	5.89%	12,095,274	195,969	6.50%
Commercial real estate—investor	6,502,707	99,131	6.11%	5,277,283	78,154	6.01%	5,582,333	91,569	6.58%
Real estate construction	2,410,500	40,425	6.73%	2,055,338	34,043	6.72%	1,869,708	33,883	7.27%
Commercial real estate lending	8,913,207	139,556	6.28%	7,332,621	112,197	6.21%	7,452,041	125,452	6.75%
Total commercial	23,676,339	358,804	6.08%	20,300,031	300,672	6.01%	19,547,316	321,421	6.59%
Residential mortgage	6,916,754	65,963	3.81%	6,831,984	64,640	3.78%	7,034,607	64,995	3.70%
Auto finance	4,044,290	58,768	5.83%	3,125,504	41,969	5.45%	2,933,161	41,156	5.63%
Home equity	817,378	13,096	6.41%	709,865	11,692	6.60%	667,339	12,098	7.25%
Other consumer	415,476	10,388	10.03%	314,118	8,504	10.98%	309,578	8,644	11.20%
Total consumer	12,193,898	148,215	4.87%	10,981,471	126,805	4.65%	10,944,685	126,893	4.64%
Total loans	35,870,237	507,019	5.67%	31,281,502	427,477	5.53%	30,492,001	448,313	5.89%
Investments
Taxable securities	8,153,435	88,347	4.33%	7,071,751	75,676	4.28%	6,578,690	71,174	4.33%
Tax-exempt securities(b)	1,971,946	17,373	3.52%	1,978,501	17,389	3.52%	2,004,725	17,598	3.51%
Other short-term investments	1,291,636	14,694	4.56%	1,016,795	11,641	4.64%	999,294	12,679	5.09%
Total investments	11,417,017	120,414	4.22%	10,067,047	104,706	4.17%	9,582,709	101,451	4.24%
Total earning assets and related interest income	47,287,254	$627,433	5.32%	41,348,549	$532,183	5.20%	40,074,710	$549,764	5.50%
Other assets, net	3,948,588			3,670,399			3,345,353
Total assets	$51,235,842			$45,018,948			$43,420,063
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$6,046,605	$19,815	1.31%	$5,532,848	$17,690	1.30%	$5,222,869	$17,139	1.32%
Interest-bearing demand	8,720,180	37,161	1.71%	7,886,442	34,236	1.76%	7,683,402	42,485	2.22%
Money market	7,641,652	45,976	2.41%	6,061,442	34,239	2.29%	5,988,947	38,695	2.59%
Network transaction deposits	1,879,876	17,459	3.73%	1,917,854	17,502	3.70%	1,843,998	20,211	4.40%
Brokered CDs	4,085,995	40,487	3.97%	3,528,294	34,811	4.00%	4,089,844	45,418	4.45%
Other time deposits	4,945,821	42,867	3.48%	4,234,785	36,795	3.52%	3,725,205	33,707	3.63%
Total interest-bearing deposits	33,320,129	203,765	2.45%	29,161,665	175,273	2.44%	28,554,266	197,656	2.78%
Federal funds purchased and securities sold under agreements to repurchase	460,414	4,085	3.56%	425,142	3,732	3.56%	220,872	2,004	3.64%
FHLB advances	3,733,950	35,052	3.77%	3,380,379	31,570	3.79%	3,221,749	34,889	4.34%
Senior and subordinated debt	592,195	10,163	6.86%	594,401	10,163	6.84%	592,399	10,700	7.22%
Other interest-bearing liabilities	16,430	190	4.64%	11,212	116	4.18%	17,844	287	6.45%
Total funding	4,802,989	49,490	4.13%	4,411,134	45,581	4.18%	4,052,863	47,880	4.74%
Total interest-bearing liabilities and related interest expense	38,123,118	$253,255	2.66%	33,572,799	$220,854	2.67%	32,607,129	$245,536	3.02%
Noninterest-bearing demand deposits	7,062,098			5,999,278			5,648,935
Other liabilities	422,642			440,344			431,338
Stockholders’ equity	5,627,984			5,006,527			4,732,661
Total liabilities and stockholders’ equity	$51,235,842			$45,018,948			$43,420,063
Interest rate spread			2.65%			2.53%			2.48%
Net free funds			0.52%			0.50%			0.56%
Fully tax-equivalent net interest income and net interest margin		$374,178	3.17%		$311,329	3.03%		$304,228	3.04%
Fully tax-equivalent adjustment		(4,139)			(4,139)			(4,228)
Net interest income		$370,039			$307,190			$300,000
Numbers may not recalculate due to rounding conventions.
(a)Prior period has been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Loans held for sale have been included in the average balances.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Six Months Ended June 30,
	2026			2025(a)
(Dollars in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (b) (c)
Commercial and industrial	$12,485,064	$369,755	5.97%	$10,783,368	$349,740	6.54%
Commercial real estate—owner occupied	1,385,167	37,968	5.53%	1,127,535	32,214	5.76%
Commercial and business lending	13,870,231	407,723	5.93%	11,910,904	381,954	6.46%
Commercial real estate—investor	5,893,380	177,285	6.06%	5,499,334	178,658	6.55%
Real estate construction	2,233,900	74,468	6.72%	1,884,065	67,829	7.26%
Commercial real estate lending	8,127,280	251,753	6.24%	7,383,399	246,486	6.73%
Total commercial	21,997,511	659,476	6.04%	19,294,303	628,440	6.57%
Residential mortgage	6,874,603	130,603	3.80%	7,144,851	131,818	3.69%
Auto finance	3,587,435	100,736	5.66%	2,889,190	80,332	5.61%
Home equity	763,919	24,788	6.49%	662,509	24,150	7.29%
Other consumer	365,077	18,892	10.44%	311,691	17,417	11.27%
Total consumer	11,591,034	275,019	4.76%	11,008,241	253,717	4.62%
Total loans	33,588,545	934,495	5.60%	30,302,544	882,157	5.86%
Investments
Taxable securities	7,615,581	164,023	4.31%	6,489,135	140,962	4.34%
Tax-exempt securities(b)	1,975,205	34,763	3.52%	2,010,403	35,264	3.51%
Other short-term investments	1,154,975	26,335	4.60%	878,929	21,921	5.03%
Total investments	10,745,761	225,121	4.19%	9,378,467	198,147	4.23%
Total earning assets and related interest income	44,334,306	$1,159,616	5.26%	39,681,011	$1,080,304	5.48%
Other assets, net	3,810,263			3,346,515
Total assets	$48,144,569			$43,027,526
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,791,146	$37,505	1.31%	$5,192,835	$35,068	1.36%
Interest-bearing demand	8,305,614	71,397	1.73%	7,856,593	87,915	2.26%
Money market	6,855,912	80,215	2.36%	6,033,999	78,255	2.62%
Network transaction deposits	1,898,760	34,961	3.71%	1,845,974	40,278	4.40%
Brokered CDs	3,808,685	75,298	3.99%	4,201,955	94,711	4.55%
Other time deposits	4,592,267	79,662	3.50%	3,740,683	70,569	3.80%
Total interest-bearing deposits	31,252,384	379,038	2.45%	28,872,038	406,796	2.84%
Federal funds purchased and securities sold under agreements to repurchase	442,876	7,818	3.56%	297,963	5,626	3.81%
FHLB advances	3,558,141	66,621	3.78%	2,413,352	50,979	4.26%
Senior and subordinated debt	593,292	20,326	6.85%	609,788	21,785	7.15%
Other interest-bearing liabilities	13,835	306	4.46%	24,683	695	5.68%
Total funding	4,608,144	95,071	4.15%	3,345,786	79,085	4.76%
Total interest-bearing liabilities and related interest expense	35,860,528	$474,109	2.67%	32,217,824	$485,881	3.04%
Noninterest-bearing demand deposits	6,533,624			5,644,554
Other liabilities	431,445			483,247
Stockholders’ equity	5,318,972			4,681,901
Total liabilities and stockholders’ equity	$48,144,569			$43,027,526
Interest rate spread			2.59%			2.44%
Net free funds			0.51%			0.57%
Fully tax-equivalent net interest income and net interest margin		$685,507	3.10%		$594,423	3.01%
Fully tax-equivalent adjustment		(8,279)			(8,483)
Net interest income		$677,228			$585,940
Numbers may not recalculate due to rounding conventions.
(a)Prior period has been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Loans held for sale have been included in the average balances.

Associated Banc-Corp Loan and Deposit Composition
(Dollars in thousands)
Period end loan composition	Jun 30, 2026	Mar 31, 2026	Seql Qtr % Change	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Comp Qtr % Change
Commercial and industrial	$13,750,175	$12,339,597	11%	$11,799,757	$11,567,651	$11,281,964	22%
Commercial real estate—owner occupied	1,575,445	1,193,778	32%	1,186,324	1,149,939	1,101,501	43%
Commercial and business lending	15,325,620	13,533,375	13%	12,986,081	12,717,590	12,383,465	24%
Commercial real estate—investor	6,492,950	5,266,584	23%	5,246,030	5,369,441	5,370,422	21%
Real estate construction	2,546,186	2,117,479	20%	1,994,642	1,958,766	1,950,267	31%
Commercial real estate lending	9,039,136	7,384,063	22%	7,240,672	7,328,207	7,320,689	23%
Total commercial	24,364,756	20,917,438	16%	20,226,753	20,045,797	19,704,154	24%
Residential mortgage	6,808,398	6,727,734	1%	6,793,957	6,858,285	6,949,387	(2)%
Auto finance	4,044,416	3,136,334	29%	3,106,498	3,041,644	2,969,495	36%
Home equity	826,343	706,075	17%	713,271	698,112	676,208	22%
Other consumer	423,127	310,583	36%	323,135	308,126	308,361	37%
Total consumer	12,102,284	10,880,726	11%	10,936,861	10,906,167	10,903,451	11%
Total loans	$36,467,040	$31,798,164	15%	$31,163,614	$30,951,964	$30,607,605	19%

Quarter average loan composition(a)	Jun 30, 2026	Mar 31, 2026	Seql Qtr % Change	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Comp Qtr % Change
Commercial and industrial	$13,185,643	$11,776,702	12%	$11,588,059	$11,367,533	$10,981,221	20%
Commercial real estate—owner occupied	1,577,489	1,190,708	32%	1,157,531	1,105,787	1,114,054	42%
Commercial and business lending	14,763,132	12,967,410	14%	12,745,590	12,473,319	12,095,274	22%
Commercial real estate—investor	6,502,707	5,277,283	23%	5,291,562	5,300,765	5,582,333	16%
Real estate construction	2,410,500	2,055,338	17%	1,974,318	1,991,565	1,869,708	29%
Commercial real estate lending	8,913,207	7,332,621	22%	7,265,880	7,292,330	7,452,041	20%
Total commercial	23,676,339	20,300,031	17%	20,011,470	19,765,649	19,547,316	21%
Residential mortgage	6,916,754	6,831,984	1%	6,899,778	6,987,858	7,034,607	(2)%
Auto finance	4,044,290	3,125,504	29%	3,064,457	3,000,978	2,933,161	38%
Home equity	817,378	709,865	15%	706,923	690,330	667,339	22%
Other consumer	415,476	314,118	32%	312,730	305,644	309,578	34%
Total consumer	12,193,898	10,981,471	11%	10,983,888	10,984,811	10,944,685	11%
Total loans	$35,870,237	$31,281,502	15%	$30,995,358	$30,750,460	$30,492,001	18%

Period end deposit and customer funding composition	Jun 30, 2026	Mar 31, 2026	Seql Qtr % Change	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Comp Qtr % Change
Noninterest-bearing demand	$6,908,338	$6,125,067	13%	$6,126,632	$5,906,251	$5,782,487	19%
Savings	6,171,614	5,660,641	9%	5,471,870	5,380,574	5,291,674	17%
Interest-bearing demand	8,697,879	7,964,665	9%	7,823,362	7,791,861	7,490,772	16%
Money market	7,614,164	6,188,045	23%	6,139,438	5,785,871	5,915,867	29%
Network transaction deposits	1,823,130	1,746,518	4%	2,154,995	2,013,964	1,792,362	2%
Brokered CDs	3,933,787	3,562,752	10%	3,795,133	3,956,517	4,072,048	(3)%
Other time deposits	4,782,343	4,484,077	7%	4,041,178	4,046,815	3,802,356	26%
Total deposits	39,931,255	35,731,765	12%	35,552,608	34,881,853	34,147,565	17%
Other customer funding(b)	55,371	42,372	31%	47,794	64,570	75,440	(27)%
Total deposits and other customer funding	$39,986,626	$35,774,137	12%	$35,600,402	$34,946,423	$34,223,005	17%
Core customer deposits(c) and other customer funding	$34,229,709	$30,464,867	12%	$29,650,274	$28,975,941	$28,358,595	21%

Quarter average deposit composition	Jun 30, 2026	Mar 31, 2026	Seql Qtr % Change	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Comp Qtr % Change
Noninterest-bearing demand	$7,062,098	$5,999,278	18%	$6,064,487	$5,796,676	$5,648,935	25%
Savings	6,046,605	5,532,848	9%	5,436,968	5,338,129	5,222,869	16%
Interest-bearing demand	8,720,180	7,886,442	11%	8,054,088	7,898,770	7,683,402	13%
Money market	7,641,652	6,061,442	26%	5,890,836	5,860,802	5,988,947	28%
Network transaction deposits	1,879,876	1,917,854	(2)%	2,090,587	1,933,659	1,843,998	2%
Brokered CDs	4,085,995	3,528,294	16%	3,998,012	3,916,329	4,089,844	—%
Other time deposits	4,945,821	4,234,785	17%	4,093,939	3,961,522	3,725,205	33%
Total deposits	40,382,227	35,160,943	15%	35,628,917	34,705,887	34,203,201	18%
Other customer funding(b)	57,029	43,973	30%	45,973	74,305	80,010	(29)%
Total deposits and other customer funding	$40,439,256	$35,204,916	15%	$35,674,890	$34,780,192	$34,283,211	18%
Core customer deposits(c) and other customer funding	$34,473,385	$29,758,768	16%	$29,586,291	$28,930,204	$28,349,369	22%
Numbers may not recalculate due to rounding conventions.
(a) Loans held for sale have been included in the average balances.
(b) Includes repurchase agreements.
(c) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Selected Asset Quality Information
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Seql Qtr % Change	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$385,756	$378,068	2%	$378,341	$376,515	$371,348	4%
Provision for loan losses recorded at acquisition	397	—	N/M	—	—	—	N/M
Allowance for PCD loans acquired	39,512	—	N/M	—	—	—	N/M
Allowance for purchased seasoned loans acquired	28,263	—	N/M	—	—	—	N/M
Balance at April 1, 2026	453,928	—	N/M	—	—	—	N/M
Provision for loan losses	13,000	13,000	—%	2,000	15,000	18,000	(28)%
Charge offs	(26,282)	(8,210)	N/M	(7,636)	(15,254)	(18,348)	43%
Recoveries	3,083	2,898	6%	5,363	2,081	5,515	(44)%
Net charge offs	(23,199)	(5,312)	N/M	(2,273)	(13,173)	(12,833)	81%
Balance at end of period	$443,729	$385,756	15%	$378,068	$378,341	$376,515	18%
Allowance for unfunded commitments
Balance at beginning of period	$39,276	$41,276	(5)%	$36,276	$35,276	$35,276	11%
Allowance for PCD unfunded commitments acquired	3,597	—	N/M	—	—	—	N/M
Allowance for purchased seasoned unfunded commitments acquired	1,871	—	N/M	—	—	—	N/M
Balance at April 1, 2026	44,744	—	N/M	—	—	—	N/M
Provision for unfunded commitments	6,000	(2,000)	N/M	5,000	1,000	—	N/M
Balance at end of period	50,744	39,276	29%	41,276	36,276	35,276	44%
Allowance for credit losses on loans (ACLL)	$494,473	$425,032	16%	$419,344	$414,618	$411,791	20%
Provision for credit losses on loans	$19,397	$11,000	76%	$7,000	$16,000	$18,000	8%
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Seql Qtr % Change	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(17,604)	$(2,736)	N/M	$1,524	$(1,230)	$(1,826)	N/M
Commercial real estate—owner occupied	—	—	N/M	(113)	—	—	N/M
Commercial and business lending	(17,604)	(2,736)	N/M	1,411	(1,230)	(1,826)	N/M
Commercial real estate—investor	(2,710)	500	N/M	94	(8,930)	(8,493)	(68)%
Real estate construction	2	2	—%	2	2	121	(98)%
Commercial real estate lending	(2,708)	502	N/M	96	(8,928)	(8,372)	(68)%
Total commercial	(20,312)	(2,234)	N/M	1,507	(10,158)	(10,198)	99%
Residential mortgage	(197)	148	N/M	(197)	(231)	(302)	(35)%
Auto finance	(1,508)	(1,843)	(18)%	(2,010)	(1,505)	(689)	119%
Home equity	251	439	(43)%	2	56	237	6%
Other consumer	(1,433)	(1,822)	(21)%	(1,575)	(1,336)	(1,881)	(24)%
Total consumer	(2,887)	(3,078)	(6)%	(3,780)	(3,015)	(2,636)	10%
Total net charge offs	$(23,199)	$(5,312)	N/M	$(2,273)	$(13,173)	$(12,833)	81%
(In basis points)	Jun 30, 2026	Mar 31, 2026		Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(54)	(9)		5	(4)	(7)
Commercial real estate—owner occupied	—	—		(4)	—	—
Commercial and business lending	(48)	(9)		4	(4)	(6)
Commercial real estate—investor	(17)	4		1	(67)	(61)
Real estate construction	—	—		—	—	3
Commercial real estate lending	(12)	3		1	(49)	(45)
Total commercial	(34)	(4)		3	(20)	(21)
Residential mortgage	(1)	1		(1)	(1)	(2)
Auto finance	(15)	(24)		(26)	(20)	(9)
Home equity	12	25		—	3	14
Other consumer	(138)	(235)		(200)	(173)	(244)
Total consumer	(9)	(11)		(14)	(11)	(10)
Total net charge offs	(26)	(7)		(3)	(17)	(17)
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Seql Qtr % Change	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Comp Qtr % Change
Credit quality
Nonaccrual loans	$149,953	$110,581	36%	$100,428	$106,179	$112,999	33%
Other real estate owned (OREO)	34,052	32,534	5%	28,016	29,268	34,287	(1)%
Repossessed assets	1,293	806	60%	757	789	882	47%
Total nonperforming assets	$185,298	$143,921	29%	$129,201	$136,236	$148,169	25%
Accruing loans past due 90 days or more(a)	$2,288	$2,490	(8)%	$2,814	$2,692	$14,160	(84)%
Allowance for credit losses on loans to total loans	1.36%	1.34%		1.35%	1.34%	1.35%
Allowance for credit losses on loans to nonaccrual loans	329.75%	384.36%		417.56%	390.49%	364.42%
Nonaccrual loans to total loans	0.41%	0.35%		0.32%	0.34%	0.37%
Nonperforming assets to total loans plus OREO and repossessed assets	0.51%	0.45%		0.41%	0.44%	0.48%
Nonperforming assets to total assets	0.36%	0.32%		0.29%	0.31%	0.34%

Associated Banc-Corp Selected Asset Quality Information (continued)
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Seql Qtr % Change	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$44,388	$19,606	126%	$7,178	$12,802	$6,945	N/M
Commercial real estate—owner occupied	3,255	34	N/M	203	203	—	N/M
Commercial and business lending	47,643	19,640	143%	7,381	13,006	6,945	N/M
Commercial real estate—investor	11,184	8,078	38%	8,311	7,333	15,805	(29)%
Real estate construction	2,974	25	N/M	144	145	146	N/M
Commercial real estate lending	14,158	8,103	75%	8,455	7,478	15,950	(11)%
Total commercial	61,801	27,743	123%	15,836	20,484	22,895	170%
Residential mortgage	70,335	66,890	5%	68,492	69,093	73,817	(5)%
Auto finance	10,973	8,888	23%	8,271	8,218	8,004	37%
Home equity	6,582	6,950	(5)%	7,774	8,299	8,201	(20)%
Other consumer	262	110	138%	55	85	82	N/M
Total consumer	88,152	82,838	6%	84,592	85,696	90,104	(2)%
Total nonaccrual loans	$149,953	$110,581	36%	$100,428	$106,179	$112,999	33%
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Seql Qtr % Change	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$10,668	$24,253	(56)%	$2,683	$1,071	$2,593	N/M
Commercial real estate—owner occupied	893	345	159%	34	—	5,628	(84)%
Commercial and business lending	11,561	24,598	(53)%	2,717	1,071	8,221	41%
Commercial real estate—investor	3,089	33,487	(91)%	19,405	14,190	1,042	196%
Real estate construction	1,437	—	N/M	117	21	90	N/M
Commercial real estate lending	4,526	33,487	(86)%	19,522	14,211	1,132	N/M
Total commercial	16,087	58,085	(72)%	22,239	15,282	9,353	72%
Residential mortgage	14,034	7,755	81%	13,135	12,684	8,744	60%
Auto finance	20,367	14,549	40%	16,445	14,013	13,149	55%
Home equity	4,536	2,742	65%	3,779	4,265	4,338	5%
Other consumer(a)	2,988	2,173	38%	2,704	2,728	2,578	16%
Total consumer	41,925	27,219	54%	36,063	33,689	28,810	46%
Total accruing loans 30-89 days past due	$58,012	$85,304	(32)%	$58,302	$48,971	$38,163	52%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) Excluding guaranteed student loans.

Associated Banc-Corp Selected Quarterly Information
(Dollars and shares in thousands, except per share data and as noted)	YTD Jun 2026	YTD Jun 2025	2Q26	1Q26	4Q25	3Q25	2Q25
Per common share data
Dividends	$0.48	$0.46	$0.24	$0.24	$0.24	$0.23	$0.23
Market value:
High	31.34	25.63	31.34	29.37	27.14	27.01	24.56
Low	24.34	18.91	25.98	24.34	24.11	23.78	18.91
Close			30.77	25.86	25.76	25.71	24.39
Book value / share(a)			28.85	29.04	28.81	28.17	27.67
Tangible book value (TBV) / share(a)(b)			22.15	22.23	22.01	21.36	20.84
Selected trend information
Net interest margin(c)	3.10%	3.01%	3.17%	3.03%	3.06%	3.04%	3.04%
Effective tax rate	22.06%	18.34%	22.37%	21.75%	15.82%	19.16%	20.34%
Noninterest expense / average assets(c)	2.06%	1.97%	2.13%	1.97%	1.96%	1.95%	1.93%
Dividend payout ratio(d)	35.82%	36.80%	37.50%	34.29%	29.63%	31.51%	35.38%
Loans / deposits ratio			91.32%	88.99%	87.65%	88.73%	89.63%
Assets under management, at market value(e)			$17,009	$15,708	$16,132	$16,178	$15,537
Common shares repurchased during period(f)	894	900	—	894	—	—	—
Common shares outstanding, end of period			188,718	165,438	165,980	165,904	165,778
Risk-based capital(g)(h)
Total risk-weighted assets			$41,108,329	$35,773,810	$35,125,680	$34,688,358	$34,241,408
Common equity Tier 1(i)			$4,304,915	$3,744,610	$3,683,711	$3,584,712	$3,493,316
Common equity Tier 1 capital ratio(i)			10.47%	10.47%	10.49%	10.33%	10.20%
Tier 1 capital ratio			10.94%	11.01%	11.04%	10.89%	10.77%
Total capital ratio			12.79%	13.02%	13.08%	12.94%	12.83%
Tier 1 leverage ratio			8.99%	8.98%	8.96%	8.81%	8.72%
Selected equity and performance ratios
Total stockholders’ equity / total assets			10.88%	10.96%	11.01%	10.95%	10.87%
Tangible common equity / tangible assets (TCE Ratio)(b)			8.27%	8.27%	8.29%	8.18%	8.06%
Average stockholders' equity / average assets	11.05%	10.88%	10.98%	11.12%	11.05%	10.95%	10.90%
Return on average equity(c)	9.22%	9.17%	8.81%	9.69%	11.09%	10.26%	9.43%
Return on average tangible common equity (ROATCE)(b)(c)	12.54%	12.66%	12.12%	13.03%	15.04%	14.02%	12.96%
Return on average assets(c)	1.02%	1.00%	0.97%	1.08%	1.23%	1.12%	1.03%
Return on average tangible assets(b)(c)	1.07%	1.04%	1.03%	1.12%	1.27%	1.17%	1.07%
Efficiency ratios (expense / revenue)
Fully tax-equivalent efficiency ratio	57.26%	57.70%	58.30%	56.03%	55.21%	54.77%	55.81%
Adjusted efficiency ratio(b)	54.23%	57.15%	52.91%	55.77%	55.15%	54.77%	55.81%
Numbers may not recalculate due to rounding conventions.
(a)Based on period end common shares outstanding.
(b)This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.
(c)This ratio is annualized.
(d)Ratio is based upon basic earnings per common share.
(e)In millions. Excludes assets held in brokerage accounts.
(f)Does not include repurchases related to tax withholding on equity compensation.
(g)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(h)June 30, 2026 data is estimated.
(i)The Corporation is not classified as an advanced approaches holding company as defined by the Federal Reserve. As such, the Corporation has elected to be subject to the AOCI-related adjustments when calculating common equity tier 1 capital which allows the Corporation to opt-out of the requirement to include most components of AOCI in common equity tier 1 capital.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
(Dollars in thousands)	Jun 2026	Jun 2025	2Q26	1Q26	4Q25	3Q25	2Q25
Tangible common equity reconciliation
Common equity			$5,444,011	$4,803,760	$4,781,235	$4,674,186	$4,586,669
Less: Goodwill and other intangible assets, net			1,264,034	1,125,639	1,127,842	1,130,044	1,132,247
Tangible common equity for TBV / share and TCE Ratio			$4,179,977	$3,678,121	$3,653,393	$3,544,142	$3,454,422
Tangible assets reconciliation
Total assets			$51,812,506	$45,593,740	$45,202,596	$44,455,863	$43,993,729
Less: Goodwill and other intangible assets, net			1,264,034	1,125,639	1,127,842	1,130,044	1,132,247
Tangible assets for TCE Ratio			$50,548,472	$44,468,101	$44,074,754	$43,325,819	$42,861,482
Average tangible common equity reconciliation
Average common equity	$5,124,860	$4,487,789	$5,433,872	$4,812,415	$4,713,445	$4,627,038	$4,538,549
Less: Average goodwill and other intangible assets, net	1,197,702	1,134,600	1,267,876	1,126,748	1,129,055	1,131,385	1,133,627
Average tangible common equity for ROATCE	3,927,158	3,353,189	$4,165,996	$3,685,667	$3,584,390	$3,495,653	$3,404,922
Average tangible assets reconciliation
Average total assets	$48,144,569	$43,027,526	$51,235,842	$45,018,948	$44,402,771	$44,015,203	$43,420,063
Less: Average goodwill and other intangible assets, net	1,197,702	1,134,600	1,267,876	1,126,748	1,129,055	1,131,385	1,133,627
Average tangible assets for return on average tangible assets	$46,946,867	$41,892,926	$49,967,966	$43,892,200	$43,273,716	$42,883,818	$42,286,436
Adjusted net income reconciliation
Net income	$243,200	$212,916	$123,564	$119,635	$137,129	$124,732	$111,230
Other intangible amortization, net of tax	6,822	3,304	5,170	1,652	1,652	1,652	1,652
Adjusted net income for return on average tangible assets	$250,022	$216,220	$128,734	$121,287	$138,781	$126,384	$112,882
Adjusted net income available to common equity reconciliation
Net income available to common equity	$237,450	$207,166	$120,689	$116,760	$134,254	$121,857	$108,355
Other intangible amortization, net of tax	6,822	3,304	5,170	1,652	1,652	1,652	1,652
Adjusted net income available to common equity for ROATCE	$244,272	$210,470	$125,859	$118,412	$135,906	$123,509	$110,007
Pre-tax pre-provision income
Income before income taxes	$312,050	$260,724	$159,167	$152,883	$162,901	$154,286	$139,629
Provision for credit losses	30,389	30,999	19,388	11,001	6,998	16,000	17,996
Pre-tax pre-provision income	$342,439	$291,723	$178,555	$163,884	$169,899	$170,286	$157,625
Period end core customer deposits reconciliation
Total deposits			$39,931,255	$35,731,765	$35,552,608	$34,881,853	$34,147,565
Less: Network transaction deposits			1,823,130	1,746,518	2,154,995	2,013,964	1,792,362
Less: Brokered CDs			3,933,787	3,562,752	3,795,133	3,956,517	4,072,048
Core customer deposits			$34,174,338	$30,422,495	$29,602,480	$28,911,371	$28,283,155
Average core customer deposits reconciliation
Average total deposits	$37,786,008	$34,516,592	$40,382,227	$35,160,943	$35,628,917	$34,705,887	$34,203,201
Less: Average network transaction deposits	1,898,760	1,845,974	1,879,876	1,917,854	2,090,587	1,933,659	1,843,998
Less: Average brokered CDs	3,808,685	4,201,955	4,085,995	3,528,294	3,998,012	3,916,329	4,089,844
Average core customer deposits	$32,078,563	$28,468,663	$34,416,356	$29,714,795	$29,540,318	$28,855,899	$28,269,359
Total expense for efficiency ratios reconciliation
Noninterest expense	$491,045	$419,971	$271,882	$219,163	$219,466	$216,202	$209,352
Less: Other intangible amortization	9,096	4,405	6,894	2,203	2,203	2,203	2,203
Total expense for fully tax-equivalent efficiency ratio	481,949	415,566	264,988	216,960	217,263	213,999	207,149
Less: Acquisition costs(a)	25,476	—	24,469	1,007	252	—	—
Total expense for adjusted efficiency ratio	$456,473	$415,566	$240,519	$215,953	$217,011	$213,999	$207,149
Total revenue for efficiency ratios reconciliation
Net interest income	$677,228	$585,940	$370,039	$307,190	$309,981	$305,222	$300,000
Noninterest income	156,256	125,754	80,398	75,857	79,384	81,265	66,977
Less: Investment securities (losses) gains, net	6	11	35	(28)	37	1	7
Fully tax-equivalent adjustment	8,279	8,483	4,139	4,139	4,196	4,222	4,228
Total revenue for fully tax-equivalent efficiency ratio	841,757	720,166	454,541	387,214	393,524	390,708	371,198
Less: Announced initiatives(b)	—	(6,976)	—	—	—	—	—
Total revenue for adjusted efficiency ratio	$841,757	$727,142	$454,541	$387,214	$393,524	$390,708	$371,198
Numbers may not recalculate due to rounding conventions.
(a)During the fourth quarter of 2025, the Corporation entered into a definitive agreement to acquire American National. The acquisition was completed on April 1, 2026. These costs, incurred in connection with the acquisition, represent nonrecurring costs.
(b)Announced initiatives include the loss on mortgage portfolio sale as a result of balance sheet repositioning that the Corporation announced in the fourth quarter of 2024.

(continued)

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
(Dollars in thousands)	2Q26
Adjusted net income available to common equity reconciliation
Net income available to common equity	$120,689
Acquisition costs, net of tax	18,996
Adjusted net income available to common equity for adjusted earnings per share	$139,685